UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 FOR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                 Date of Event Requiring Report: April 29, 1997




                            CYBERAMERICA CORPORATION
             (Exact Name of Registrant as Specified on its Charter)


                 I-9418                                   87-0509512
         (Commission File Number)           (IRS Employer Identification Number)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of Principal Executive Offices)




                                 (801) 575-8073
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS



         On April 29, 1997, the board of directors of CyberAmerica Corporation, a Nevada corporation ("the Company"), approved the Company's repurchase of up to 500,000 shares of its common stock, par value $0.001 ("Common Stock"). The Company intends to acquire shares of Common Stock from time to time in isolated, open market transactions through April 27, 1998. The Company will use available cash to make such repurchases. There are currently 9,725,389 shares of Common Stock issued and outstanding and approximately 8,068,085 of those shares are currently held by non-affiliates. The Company has no intention of purchasing Common Stock from any affiliates during the course of its repurchase plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 1997


                                                    CyberAmerica Corporation



                                                   By:/s/ Richard D. Surber
                                                   ------------------------
                                                   Richard D. Surber, President